UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2017

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On May 31, 2017, the Company sold to unaffiliated investors 892,857 shares of its common stock at a price of $0.14 per share and issued to such investors 669,643 Class A warrants (exercisable at $0.175 per share for a period of 5 years) for an aggregate of $125,000.

On June 5, 2017, the Company sold to an unaffiliated investor 3.3 million shares of its common stock at a price of $0.14 per share and issued to such investor 2,475,000 Class A warrants (exercisable at $0.175 per share for a period of 5 years) for an aggregate of $462,000.

On June 29, 2017, the Company sold to an unaffiliated investor 555,556 shares of its common stock at a price of $0.18 per share and issued to such investor 416,667 Class A warrants (exercisable at $0.26 per share for a period of 5 years) and 416,667 Class B warrants (exercisable at $1.00 per share for a period of 3 months) for an aggregate of $462,000.

On July 6, 2017, the Company sold to investors 1,312,500 shares of its common stock at a price of $0.16 and 1,000,000 shares of its common stock at a price of $0.18.

On July 17, 2017, holders of 16,071,428 Class A warrants of the Company exercised such warrants on a cashless basis in exchange for the delivery of 6,939,934 shares of the Company’s common stock.

On July 17, 2017, the Company extended the expiration date of 1,038,460 Class B warrants of the Company, having an exercise price of $1.00, from July 17, 2017 to October 17, 2017.

The securities issued on July 17, 2017 were issued pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act, and the other securities issued above were issued pursuant to the exemption from the registration requirements afforded by Section 4(a)(2) and Regulation D of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: July 21, 2017	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman